FORM

OF

NONSTATUTORY STOCK OPTION AGREEMENT

This Nonstatutory Stock Option Agreement (this “Agreement”) is made as of the      day of      , 200_, between Sport Supply Group, Inc., a Delaware corporation (the “Company”), and [NAME] (“Optionee”).

To carry out the purposes of the Sport Supply Group, Inc. 2007 Stock Option Plan (the “Plan”), by affording Optionee the opportunity to purchase shares of the common stock of the Company, par value $0.01 per share (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Optionee hereby agree as follows:

1. Grant of Option. The Company hereby irrevocably grants to Optionee, as a matter of separate inducement and not in lieu of any salary or other compensation for Optionee’s services to the Company, the right and option (“Option”) to purchase all or any part of an aggregate of      shares of Stock on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

2. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $    per share, which has been determined to be not less than the Fair Market Value of the Stock at the date of grant of this Option, which is      , 20     (the “Date of Grant”). For all purposes of this Agreement, Fair Market Value of Stock shall be determined in accordance with the provisions of the Plan.

3. Exercise of Option.

(a) Vesting Schedule. Subject to the earlier expiration of this Option as herein provided or the occurrence of a Change in Control (as such term is defined in the Plan) while Optionee is employed by or otherwise providing services to the Company, this Option will vest and be exercisable, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at the times, and with respect to the percentage of the aggregate number of shares of Stock offered by this Option, specified in the following schedule:

[add vesting schedule]

;provided, that Optionee remains continuously in the employ of or a service provider to the Company or its Affiliates until the applicable vesting dates set forth above.

(b) Change in Control. In the event of a Change in Control (as such term is defined in the Plan), each outstanding Option shall become fully vested and exercisable as to all Options, including Options that would not otherwise be vested or exercisable. In no event, however, shall a recapitalization of the Company, a reclassification of the Company’s capital stock, or other change in the Company’s capital structure (a “recapitalization”), constitute a Change in Control, and the exercise of this Option shall not be accelerated upon the occurrence of any such recapitalization; instead, in the event of any recapitalization, the Option will be adjusted in accordance with Section VIII of the Plan.

(c) Termination of Employment or Service Relationship. This Option may be exercised only while Optionee remains an employee of or a service provider to the Company and will terminate and cease to be exercisable upon termination of Optionee’s employment or service relationship with the Company, except that:

(i) If Optionee’s employment or service relationship with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by Optionee (or Optionee’s legal representative) at any time during the period of one year following such termination, but only as to the number of shares of Stock Optionee was entitled to purchase hereunder as of the date Optionee’s employment or service relationship so terminates.

(ii) If Optionee dies while in the employ of or providing services to the Company, Optionee’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Optionee, may exercise this Option at any time during the period of one year following the date of Optionee’s death, but only as to the number of shares of Stock Optionee was entitled to purchase hereunder as of the date of Optionee’s death.

(iii) If Optionee’s employment or service relationship with the Company terminates for any reason other than as described in Section 3(c)(i) or (ii) above, unless such employment or service relationship is terminated for cause, this Option may be exercised by Optionee at any time during the period of three months following such termination, or by Optionee’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Optionee) during a period of one year following Optionee’s death if Optionee dies during such three month period, but, in each case, only as to the number of shares of Stock Optionee was entitled to purchase hereunder as of the date Optionee’s employment or service relationship so terminates. As used in this Section 3(c)(iii), the term “cause” shall mean Optionee (A) has been convicted of a misdemeanor involving moral turpitude or of a felony, (B) has engaged in gross negligence or willful misconduct in the performance of Optionee’s duties as an employee of or service provider to the Company, or (C) has materially breached any material provision of any written agreement between Optionee and the Company or any of its Affiliates. If Optionee is terminated for cause, this Option shall not be exercisable for any period following such termination.

If Optionee is on leave of absence for any reason, the Company may, in its sole discretion, determine that Optionee will be considered to still be in the employ of or providing services to the Company, provided that rights to the Option will be limited to the extent to which those rights were earned or vested when the leave of absence began. In addition, the terms and provisions of the employment agreement, if any, between Optionee and the Company or any Affiliate (the “Employment Agreement”) that relate to or affect the Option are incorporated herein by reference. Notwithstanding any provision of this Section 3 to the contrary, in the event of any conflict or inconsistency between the terms and conditions of this Section 3 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

(d) Expiration Date. This Option shall not be exercisable in any event after the expiration of 10 years from the Date of Grant hereof.

(e) Payment of Purchase Price. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise, at Optionee’s election, with the approval of the Company, (i) in cash (including check, bank draft or money order payable to the order of the Company), (ii) by delivering or constructively tendering to the Company shares of Stock having a Fair Market Value equal to the purchase price (provided such shares used for this purpose must have been held by Optionee for such minimum period of time as may be established from time to time by the Committee), (iii) if the Stock is readily tradable on a national securities market, through a “cashless exercise” in accordance with a Company established policy or program for the same, or (iv) any combination of the foregoing. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Optionee shall provide a cash payment for such amount as is necessary to affect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Optionee, Optionee (or the person permitted to exercise this Option in the event of Optionee’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

4. Transferability. The Option, and any rights or interests therein, will be transferable by Optionee only to the extent permitted pursuant to the terms of Section X.E. of the Plan or approved by the Committee.

5. Withholding of Tax.

(a) Withholding Requirement. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income or wages to Optionee for federal, state or local tax purposes that are subject to withholding requirements, Optionee shall deliver to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its minimum obligation under applicable tax laws or regulations. In connection with such an event requiring tax withholding, Optionee may (i) direct the Company, in the Company’s discretion, to withhold from the shares of Stock to be issued upon exercise the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value as of the date of exercise; (ii) deliver to the Company, in the Company’s discretion, sufficient shares of Stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Company’s tax withholding obligation; or (iii) deliver sufficient cash to the Company to satisfy its tax withholding obligations.

(b) Deficiency. If Optionee fails to pay the required amount to the Company and fails to make a Stock Withholding Election, the Company is authorized to withhold from any cash remuneration (or, Stock remuneration, including withholding any shares of Stock distributable to Optionee upon exercise of this Option) then or thereafter payable to Optionee any tax required to be withheld by reason of the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option. If the Committee subsequently determines that the aggregate Fair Market Value of any shares of Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, Optionee shall pay to the Company, immediately upon the Committee’s request, the amount of the deficiency in the form of payment requested by the Committee.

6. Penalties for Engaging in Certain Adverse Conduct. The Option granted pursuant to this Agreement shall be subject to the provisions of this Section 6, unless the Committee (or its duly appointed agent) determines, in its sole discretion, that it is in the best interest of the Company not to apply the following provisions in a given case.

(a) Prohibited Conduct. Optionee shall be subject to the forfeiture penalties described in Section 6(b) below if, at any time (i) prior to the expiration date specified in Section 3(d), (ii) within one year following termination of Optionee’s employment or service relationship, or (iii) within one year following Optionee’s exercise of this Option in full, whichever is latest, Optionee engages in any activity that the Committee determines, in its sole discretion exercised in good faith, to be in competition with the Company or inimical, contrary, or harmful to the interests of the Company, including but not limited to (A) conduct related to Optionee’s employment or service relationship with the Company for which either criminal or civil penalties against Optionee may be sought, (B) a violation of Company policies (such as the Company’s insider trading policy, a copy of which Optionee hereby acknowledges receipt), (C) accepting employment with or serving as a consultant, director, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company (including employing or recruiting any present, former or future employee of the Company), or (D) disclosing or misusing any confidential information or material concerning the Company.

(b) Forfeiture Penalties. If the Committee determines that Optionee has engaged in any conduct prohibited by Section 6(a) above:

(i) this Option shall terminate effective as of the date on which Optionee enters into such prohibited activity, unless terminated earlier by operation of another term or condition of this Agreement or the Plan; and

(ii) any Option Gain (as defined below) realized by Optionee upon exercise of the Option shall be paid by Optionee to the Company within [     ] days following the termination of the Option pursuant to Section 6(b)(i) above.

For purpose of this Agreement, the term “Option Gain” means the gain represented by the average market price per share for the Stock on the date of exercise over the per share exercise price of the Option, multiplied by the number of shares of Stock Optionee purchased without regard to any subsequent market price increase or decrease.

(c) Set-Off. By accepting this Agreement, Optionee consents to a deduction from any amounts the Company owes Optionee from time to time (including amounts owed to Optionee as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed Optionee by the Company), to the extent of any Option Gain Optionee owes the Company under this Section 6. Whether or not the Company elects to make any set-off, in whole or in part, if the Company does not recover the full amount of Option Gain owed to it by Optionee by means of a set-off as provided in this Section 6(c), the Optionee agrees to pay any unpaid balance to the Company immediately.

7. Compliance with Securities Laws. Notwithstanding any provision of this Agreement to the contrary, the grant of the Option and the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, and foreign securities laws and with the requirements of any stock exchange or market system upon which the Stock may then be listed. The Company may delay the exercise of the Option if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state, or foreign securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. Until the shares of Stock acquirable upon the exercise of the Option have been registered for issuance under the Securities Act of 1933, as amended (the “Securities Act”), the Company will not issue such shares unless the holder of the Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company’s counsel, to the effect that the proposed issuance of such shares to such Optionee may be made without registration under the Securities Act. OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. As a condition to the exercise of the Option, the Company may require Optionee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

8. Extension if Exercise Prevented by Law. Notwithstanding Section 3(c), if the exercise of the Option within the applicable time period set forth in Section 3(c) is prevented by the provisions of Section 7, the Option will remain exercisable until 30 days after the date Optionee is notified by the Company that the Option is exercisable, but in any event no later than the expiration date set forth in Section 3(d). The Company makes no representation as to the tax consequences of any such delayed exercise. Optionee should consult with Optionee’s tax advisor as to the tax consequences of any such delayed exercise.

9. Extension if Optionee is a Section 16 Person. Notwithstanding Section 3(c), if a sale within the applicable time periods set forth in Section 3(c) of shares acquired upon exercise of the Option would subject Optionee to suit under section 16(b) of the Exchange Act, the Option will remain exercisable until the earliest to occur of (a) the 10th day following the date on which a sale of such shares by Optionee would no longer be subject to such suit, (b) the 190th day after Optionee’s termination of service with the Company and any Affiliate, or (c) the expiration date set forth in Section 3(d). The Company makes no representation as to the tax consequences of any such delayed exercise. Optionee should consult with Optionee’s tax advisor as to the tax consequences of any such delayed exercise.

10. Status of Stock. Optionee agrees that (a) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with Section 7 and applicable securities laws, (b) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of Section 7 or any applicable securities law, and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

11. Adjustments. The terms of the Option shall be subject to adjustment from time to time in accordance with Section VIII of the Plan.

12. Employment or Service Relationship. For purposes of this Agreement, Optionee shall be considered to be in the employment of or providing services to the Company as long as Optionee remains an employee of or other service provider to either the Company, an Affiliate, or an entity assuming or substituting a new option for this Option (or a parent or subsidiary of such entity). Without limiting the scope of the preceding sentence, it is expressly provided that Optionee’s employment or service relationship with the Company shall be considered to have terminated at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs Optionee or to which Optionee otherwise provides services. Records of the Company regarding whether and when there has been a termination of Optionee’s employment or service relationship, and the cause of such termination, shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect. Nothing contained in this Agreement shall confer upon Optionee the right to continue in the employ of or to perform services for the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate Optionee’s employment or service relationship at any time.

13. Furnish Information. Optionee agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

14. Remedies. The Company shall be entitled to recover from Optionee reasonable attorneys’ fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

15. No Liability for Good Faith Determinations. The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Option granted hereunder.

16. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to Optionee, or Optionee’s legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent hereof, be in full satisfaction of all claims of such persons hereunder. The Company may require Optionee or Optionee’s legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as the Company shall determine.

17. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

18. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date received by the person to whom it is properly addressed or, if earlier, the date sent via certified mail.

19. Waiver of Notice. Any person entitled to notice hereunder may, by written form, waive such notice.

20. Information Confidential. As partial consideration for the granting of this Option, Optionee agrees that Optionee will keep confidential all information and knowledge that Optionee has relating to the manner and amount of Optionee’s participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to Optionee’s spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to Optionee.

21. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors or assigns of the Company and all persons lawfully claiming under Optionee.

22. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

23. Company Action. Any action required of the Company shall be by resolution of the Board or by a person authorized to act by resolution of the Board.

24. Headings. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

25. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

26. No Assignment. Optionee may not assign this Agreement or any of Optionee’s rights under this Agreement without the Company’s prior written consent, and any purported or attempted assignment without such prior written consent shall be void.

27. Amendment. The Option may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (b) other than in circumstances described in Section 27(a), with Optionee’s consent.

28. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.

29. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

30. Jurisdiction. Each of the Company and Optionee hereby irrevocably (i) submits and consents to the personal jurisdiction of the state and federal courts sitting in Dallas County, Texas with respect to any suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby and (ii) waives the right to contend in any such action that venue is improperly laid in any such court or that it is an improper or inconvenient forum or lacks personal jurisdiction. If Optionee now or hereafter resides outside the State of Texas, Optionee hereby irrevocably appoints the Corporate Secretary of the Company as Optionee’s authorized agent upon whom process may be served at such Corporate Secretary’s Company office for notices under this Agreement in any suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby that may be instituted in any state or federal court in the State of Texas by the Company. Optionee agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the authorized agent of Optionee and written notice of such service to Optionee shall be deemed, in every respect, effective service of process as to Optionee for purposes of any such suit, action, or proceeding instituted in any state or federal court in the State of Texas.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Optionee has executed this Agreement, effective as of the day and year first above written.

SPORT SUPPLY GROUP, INC.

By:
Name:
Title:

Date:

(Optionee Signature)

Print Name
Date:

Dallas 1294895v.4